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                                                            EXHIBIT 24



                    CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Registration Statement Number 33-18510 on Form S-8 dated November 13, 1987 of our report dated May 20, 1994, with respect to the financial statements and schedules of the Allegheny Ludlum Retirement Savings Plan included in the Annual Report on Form 11-K for the year ended December 31, 1993.




                                   ERNST & YOUNG


Pittsburgh, Pennsylvania
June 10, 1994